Exhibit 99.1

RTI Surgical Announces Stockholder Approval for Sale of OEM Business, Planned Name and Ticker Change, and Leadership Transitions

July 15, 2020

Jonathon Singer

Investor and Media Contact

jsinger@rtix.com

+1 877-343-6832

Deerfield, Ill., July 15, 2020 – RTI Surgical Holdings, Inc. (Nasdaq: RTIX), a global surgical implant company, today announced that following the Company’s annual stockholder meeting, which included an annual meeting of the stockholders, the Company has received all of the necessary approvals for the sale of the OEM business. The Company expects the transaction to close on Monday, July 20, 2020.

“We are pleased to announce the stockholder approval of the sale of the OEM business and excited about our future as a pure-play spine company,” said Camille Farhat, President and CEO, RTI Surgical. “This transaction is the culmination of years of work that have resulted in the completion of the first phase of our strategic transformation to reduce complexity, drive operational excellence and accelerate the growth of the Company.”

Upon the closing of the transaction, the Company’s name will change to Surgalign Holdings, Inc., and the Company’s ticker symbol on the NASDAQ will change to “SRGA.” Trading under the new ticker symbol is expected to begin on Thursday, July 23, 2020.

Upon the closing of the transaction, Camille Farhat, President and CEO, will be retiring from his role and vacating his seat on the Board of Directors. The Board of Directors has appointed Terry M. Rich as the Company’s new President and CEO, effective upon the closing of the transaction. Mr. Rich is also expected to join the Company’s Board of Directors at that time. Mr. Rich currently serves as RTI’s President of Global Spine.

“Despite the challenging environment we have faced over the last few months, the Company has persevered and we believe has set itself up to be highly successful going forward,” said Curtis Selquist, the current Chairman of the Board of Directors. “We thank Camille for the dedication and leadership he has shown over the last three years. Leveraging the success we have had during Camille’s tenure, bolstered by a renewed focus on Spine and a supportive balance sheet, we are very excited for what Surgalign can become with Terry leading the charge.”

Upon the closing of the transaction, Curtis Selquist, will step down from his role as Chairman of the Board, but will remain a member of the Board of Directors and assume the position of Lead Independent Director. The Board of Directors has appointed Stuart F. Simpson as the Company’s new Chairman of the Board, also effective upon the closing of the transaction.

About RTI Surgical Holdings, Inc.

RTI Surgical Holdings is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, plastic surgery, spine, orthopedic and trauma procedures and are distributed in over 50 countries. RTI has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com. Connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within the Company’s industry, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2019 and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) the risk of existing or potential litigation or regulatory action arising from the previously announced internal investigation and its findings; (ii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting and the impact of the same; (iii) potential reputational damage that the Company has or may suffer as a result of the ultimate findings of the investigation; (iv) general worldwide economic conditions and related uncertainties; (v) the anticipated impact of the COVID-19 novel coronavirus pandemic and the Company’s attempts at mitigation; (vi) the failure by the Company to identify, develop and successfully implement immediate action plans and longer-term strategic initiatives; (vii) our ability to continue production; (viii) the reliability of our supply chain; (ix) our ability to meet obligations under our debt or material agreements; (x) the duration of decreased demand for our products; (xi) whether or when the demand for procedures will increase; (xii) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and capital to fund its operations and pay its obligations as they become due, including the impact of adverse trends or disruption in the global credit and equity markets; (xiii) our financial position and results, total revenue, product revenue, gross margin, and operations; (xiv) the risk that a condition to the closing of the transaction may not be satisfied; (xv) the risk that the occurrence of an event that could give rise to termination of the definitive agreement; (xvi) the risk that shareholder litigation in connection with the transaction may affect the timing or occurrence of the transaction or result in significant costs of defense, indemnification and liability; (xvii) the timing to consummate the transaction; (xviii) the effect of the announcement or disruption from the transaction making it more difficult to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; (xix) the diversion of management time and attention on the transaction; (xx) the effect and timing of changes in laws or in governmental regulations; and (xxi) other risks described in our public filings with the SEC. These factors should be considered carefully and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.